BUXTON & CLOUD
                          Certified Public Accountants
                              6440 Avondale Drive
                            Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net









                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated April 1, 2002, with respect to the financial statements of EMTC International, Inc., an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.

                                           /s/ Buxton & Cloud

                                           Buxton & Cloud

Oklahoma City, Oklahoma
January 10, 2003


                                                                   Exhibit 23.12
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